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                                                                    EXHIBIT 99.2

                              FRITZ COMPANIES, INC.

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                  MAY 23, 2001

         The undersigned stockholder of Fritz Companies, Inc., a Delaware corporation ("Fritz"), hereby constitutes and appoints Lynn C. Fritz and Jan H. Raymond, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Special Meeting of Stockholders of Fritz to be held at the Bank of America Building, 51st Floor, 555 California Street, San Francisco, California, on May 23, 2001, at 10:30 A.M. local time, and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of Common Stock of Fritz held of record by the undersigned on April 10, 2001, as follows on the reverse side of this proxy. Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgement with respect to all other matters that properly come before the meeting and all matters incident to the conduct of the meeting.

         Said attorneys and proxies, and each of them, shall have all the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at such meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE FRITZ BOARD OF DIRECTORS FOR A SPECIAL MEETING ON MAY 23, 2001.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


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VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Fritz Companies, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.



The Fritz Board of Directors recommends you vote FOR Proposal I.

I. A proposal (the "Merger Proposal") to approve the Merger Agreement among United Parcel Service, Inc. ("UPS"), Fritz Companies, Inc. ("Fritz") and VND Merger Sub, Inc. ("VND"), a newly formed, wholly owned subsidiary of UPS, and the transactions contemplated by the Merger Agreement, including the Merger, whereby each share of common stock of Fritz outstanding immediately prior to the consummation of the Merger will be converted into the right to receive 0.20 of a share of UPS Class B Common Stock.

         For
         Against
         Abstain

Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the under-signed on this proxy. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Special Meeting as may properly come before the meeting or any postponements or adjournments thereof. IF NO INSTRUCTIONS TO THE COMPANY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSAL I AND
ON ANY OTHER MATTERS TO BE VOTED UPON.

The undersigned acknowledges receipt of a copy of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus relating to the meeting.

IMPORTANT: In signing this proxy, please sign exactly as your name(s) is (are) shown on the share certificate to which the proxy applies. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. EACH JOINT TENANT MUST SIGN.


----------------------------------------------------
Signature

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(Additional signature if held jointly)


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Dated:__________________________________________, 2001

PLEASE SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY IN THE ENVELOPE
PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.